Exhibit 99.1

WestMountain Gold, Inc. Announces $10.1 Million Purchase Agreement with Lincoln Park Capital Fund, LLC

Denver, CO  November 26, 2013 – WestMountain Gold, Inc. (OTCQB: WMTN), an emerging mineral exploration company, announced today that it has entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC has committed to invest up to $10.1 million of its common stock over a 24 month term.

Upon signing the agreement, LPC invested $100,000 in WestMountain at a price of $.88 per share as an initial purchase under the agreement.  Thereafter, at its sole discretion, WestMountain has the right to sell to LPC up to an additional $10 million of its common stock, subject to certain conditions, which include the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the sale of the shares that may be issued to LPC.

There are no upper limits to the price LPC may pay to purchase WestMountain common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC.  WestMountain controls the timing and amount of any future investment and LPC is obligated to make such purchases. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.   The agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.  The proceeds from this investment will be used for general and administrative expenses and working capital.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About WestMountain Gold, Inc.

WestMountain Gold, Inc. (OTCQB: WMTN) is an exploration company that explores, acquires, and develops advanced stage properties. The Company has rights to a joint venture in a high-grade gold system in the resource definition phase. The WestMountain property consists of 344 Alaska state mining claims covering 223 square kilometers. All government permits and reclamation plans for continued exploration through 2014 were renewed in 2010. TGC is a joint venture partner of Corvus Gold, Inc. (“Corvus”) on this project. TGC has the right to earn a 51% interest in the Terra Project from Corvus by spending a total of USD $6.0 million by December 31, 2013. TGC can further increase its ownership to 80% with an additional USD $3.05 million investment, bringing to a total of USD $9.05 million capital investment by December 31, 2014. Additional details are available at www.westmountaingold.com.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois.   LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lpcfunds.com.

Safe Harbor Statement Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company’s SEC filings. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Company Contact:
WestMountain Gold, Inc.
Greg Schifrin
Chief Executive Officer
Office: 208-265-1717
Cell: 208-290-1180
gschifrin@westmountaingold.com